3Q 2024 results November 4, 2024 © GXO Logistics, Inc.

© GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures: As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, free cash flow conversion, organic revenue, organic revenue growth, net leverage ratio, net debt, return on invested capital (“ROIC”) and net capital expenditures (“net capex”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Litigation expenses primarily relate to the settlement of ongoing legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. We believe that free cash flow and free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flows from operations less net capex; we calculate net capex as capital expenditures plus proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from disposed business. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by adding bank overdrafts and removing cash and cash equivalents from our total debt and net debt as a ratio of our adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2024 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure: Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2024 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year 2024 financial targets of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and adjusted EBITDA to free cash flow conversion; the expected incremental revenue in 2025; our 2024 valuation target for adjusted EBITDAR; and our expected net leverage in 2024 and 2025. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of the company's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber -attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

© GXO Logistics, Inc. Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Kristine Kubacki Chief Strategy Officer Presenters 3

© GXO Logistics, Inc.© GXO Logistics, Inc. GXO is building the supply chain of the future. We design and operate the most technologically advanced logistics solutions in the world. 4

© GXO Logistics, Inc.© GXO Logistics, Inc. Our value creation framework Outsized growth driven by secular tailwinds Global scale Leadership in technology and automation Customer-centric culture Effective capital allocation Compelling financial profile and long-term growth algorithm 5 1 2 3 4 5 6

© GXO Logistics, Inc. 3Q 2024 executive summary 6 Delivered record revenues and adjusted EBITDA Grew pipeline 30% year over year, excluding Wincanton1 On track to deliver a record level of new business wins in 2024 Drove productivity improvements of 3-4x through pilots of proprietary warehouse AI Reaffirmed full-year 2024 guidance (1) Based on closing September 30, 2024, FX rates of 1.34 GBP/USD and 1.11 EUR/USD.

© GXO Logistics, Inc. 3Q 2024 financial highlights 7 (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (2) Based on closing September 30, 2024, FX rates of 1.34 GBP/USD and 1.11 EUR/USD. Key highlights • Signed new business wins of $226 million(2) in annualized revenue during 3Q 2024 • Sales pipeline has increased to $2.4 billion as of 3Q 2024(2) • $463 million of new FY 2025 revenue won through 3Q 2024(2) • Operating return on invested capital of 38% in 3Q 2024(1) • Delivered $124 million of free cash flow through 3Q 2024(1) Revenue $3.2 billion Net income $35 million Operating cash flow $198 million Diluted EPS $0.28 28% Organic revenue(1) up 3% Adjusted EBITDA(1) $223 million Free cash flow(1) $110 million Adjusted diluted EPS(1) $0.79

© GXO Logistics, Inc. 3Q 2023 Revenue Organic growth Net M&A FX 3Q 2024 Revenue Year-over-year revenue growth in 3Q was 28%, of which 3% was organic(1). (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information 3Q 2024 revenue growth 8 3% Organic(1) 1% FX $2,471 $3,157 24% Net M&A (In millions USD) 28% revenue growth

© GXO Logistics, Inc. Recent wins and expansions 9

© GXO Logistics, Inc. Pre-2024 wins 1Q 2024 wins 2Q 2024 wins 3Q 2024 wins 2025 total expected incremental revenue New contract wins and outsourcing underpin long-term growth 10 Expected incremental revenue contributions from contracts won through 3Q 2024 YTD 2024 contract wins by source Sites set up to support customer growth Sites previously operated by customers in-house 40% New activity 31% Outsourcing $463M(1) signed for 2025 (1) Based on closing September 30, 2024, FX rates of 1.34 GBP/USD and 1.11 EUR/USD FY 2024 expected to be a record year for new business wins. Ecommerce demand is accelerating. Sites transferred from other 3PLs 29% Won from competitors

© GXO Logistics, Inc. Strong cash flow and investment grade balance sheet 11 (1) Includes finance leases and other debt of $316 million as of September 30, 2024. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. 3Q 2024 balance sheet Total debt(1) $2,779 million Mostly fixed-rate borrowings Net leverage expected to be ~2.5x at FY2024 and ~2.0x at FY2025 Net debt(1,2) $2,231 million Net leverage(2) 2.9x Liquidity of $1,507 million available at end 3Q Operating cash flow Free cash flow(2) YTD 2023 $151 million Cash flow and returns YTD 2023 $343 million Operating return on invested capital(2) Long-term target 38% YTD 2024 $363 million YTD 2024 $124 million >30%

© GXO Logistics, Inc. Reaffirmed FY 2024 guidance 12 Organic revenue growth(2) 2% – 5% Adjusted EBITDA(2) $805 – $835 million Adjusted EBITDA(2) to free cash flow conversion 30% – 40% Adjusted diluted EPS(2) $2.73 – $2.93 Adjusted EBITDAR(3) $1.95 – $2.0 billion (1) Based on current FX rates (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2. (3) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure. Refer to the ‘Non-GAAP Valuation Measures’ section on slide 2. 2024 guidance(1)

© GXO Logistics, Inc. The GXO investment case 13 Compelling financial profile • Structural organic growth • Resilient margins • Strong free cash flows • High returns The GXO Difference • Tech and automation leadership • Global scale • Trusted expertise Effective capital allocation framework • Invest in innovation and organic growth • Investment grade balance sheet • Strategic M&A • Return capital to shareholders + + Maximizing shareholder returns =

Appendix

GXO Logistics, Inc.
Reconciliation of net income to adjusted EBITDA and adjusted EBITDA margins
(unaudited)

(In millions USD)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023	Year ended December 31, 2023	Trailing twelve months ended September 30, 2024
Net income attributable to GXO	$ 33	$ 66	$ 34	$ 156	$ 229	$ 107
Net income attributable to noncontrolling interest ("NCI")	2	2	4	4	4	4
Net income	$ 35	$ 68	$ 38	$ 160	$ 233	$ 111
Interest expense, net	33	14	69	41	53	81
Income tax expense	7	15	11	38	33	6
Depreciation and amortization expense	111	101	302	268	361	395
Transaction and integration costs	21	3	55	22	34	67
Restructuring costs and other	9	7	26	31	32	27
Litigation expense	(1)	—	59	—	—	59
Unrealized (gain) loss on foreign currency contracts and other	8	(8)	4	(12)	(5)	11
Adjusted EBITDA(1)	$ 223	$ 200	$ 564	$ 548	$ 741	$ 757
Revenue	$ 3,157	$ 2,471	$ 8,459	$ 7,188		
Operating income	$ 81	$ 90	$ 117	$ 231		
Operating income margin(2)	2.6 %	3.6 %	1.4 %	3.2 %		
Adjusted EBITDA margin(1)(3)	7.1 %	8.1 %	6.7 %	7.6 %		

(1) See the "Non-GAAP Financial Measures" section for additional information.
(2) Operating income margin is calculated as operating income divided by revenue for the period.
(3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.

GXO
© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of net income to adjusted EBITA and adjusted EBITA margins (unaudited) Three months ended September 30, Nine months ended September 30, Year ended December 31, Trailing twelve months ended September 30, 2024(In millions USD) 2024 2023 2024 2023 2023 Net income attributable to GXO $ 33 $ 66 $ 34 $ 156 $ 229 $ 107 Net income attributable to NCI 2 2 4 4 4 4 Net income $ 35 $ 68 $ 38 $ 160 $ 233 $ 111 Interest expense, net 33 14 69 41 53 81 Income tax expense 7 15 11 38 33 6 Amortization of intangible assets acquired 36 18 77 54 71 94 Transaction and integration costs 21 3 55 22 34 67 Restructuring costs and other 9 7 26 31 32 27 Litigation expense (1) — 59 — — 59 Unrealized (gain) loss on foreign currency contracts and other 8 (8) 4 (12) (5) 11 Adjusted EBITA(1) $ 148 $ 117 $ 339 $ 334 $ 451 $ 456 Revenue $ 3,157 $ 2,471 $ 8,459 $ 7,188 Adjusted EBITA margin(1)(2) 4.7% 4.7% 4.0% 4.6% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue for the period. 16

GXO Logistics, Inc.
Reconciliation of net income to adjusted net income and adjusted earnings per share
(unaudited)

(In millions USD, shares in thousands, except per share amounts)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Net income	$ 35	$ 68	$ 38	$ 160
Net income attributable to NCI	(2)	(2)	(4)	(4)
Net income attributable to GXO	$ 33	$ 66	$ 34	$ 156
Amortization of intangible assets acquired	36	18	77	54
Transaction and integration costs	21	3	55	22
Restructuring costs and other	9	7	26	31
Litigation expense	(1)	—	59	—
Unrealized (gain) loss on foreign currency contracts and other	8	(8)	4	(12)
Income tax associated with the adjustments above[1]	(11)	(4)	(40)	(21)
Discrete tax benefit[2]	—	—	—	(5)
Adjusted net income attributable to GXO[3]	$ 95	$ 82	$ 215	$ 225
Adjusted basic EPS[3]	$ 0.80	$ 0.69	$ 1.80	$ 1.89
Adjusted diluted EPS[3]	$ 0.79	$ 0.69	$ 1.80	$ 1.88
Weighted-average common shares outstanding				
Basic	119,461	118,941	119,387	118,883
Diluted	119,793	119,645	119,718	119,430

(1) The income tax rate applied to items is based on the GAAP annual effective tax rate.
(2) Discrete tax benefit from intangible assets and the release of valuation allowances.
(3) See the "Non-GAAP Financial Measures" section for additional information.

GXO
© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of cash flow from operations to free cash flow: Three months ended September 30, Nine months ended September 30, (In millions USD) 2024 2023 2024 2023 Cash flow from operations(1) $ 198 $ 243 $ 363 $ 343 Capital expenditures (94) (55) (255) (205) Proceeds from sale of property and equipment 6 3 16 13 Net capital expenditures (“Net capex”)(2) (88) (52) (239) (192) Free cash flow(2) $ 110 $ 191 $ 124 $ 151 (1) Net cash provided by operating activities. (2) See the “Non-GAAP Financial Measures” section for additional information. 18

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of revenue to organic revenue: Three months ended September 30, Nine months ended September 30, (In millions USD) 2024 2023 2024 2023 Revenue $ 3,157 $ 2,471 $ 8,459 $ 7,188 Revenue from acquired business(1) (591) — (1,050) — Revenue from disposed business(1) — (3) (1) (10) Foreign exchange rates (35) — (85) — Organic revenue(2) $ 2,531 $ 2,468 $ 7,323 $ 7,178 Revenue growth(3) 27.8% 17.7 % Organic revenue growth(2)(4) 2.6% 2.0% (1) The Company excludes revenue from acquired and disposed businesses for periods that are not comparable. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage. 19

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity reconciliations (unaudited) Reconciliation of total debt and net debt: (In millions USD) September 30, 2024 Current debt $ 223 Long-term debt 2,556 Total debt(1) $ 2,779 Less: Cash and cash equivalents (excluding restricted cash) (548) Net debt(2) $ 2,231 Reconciliation of total debt to net income ratio: (In millions USD) September 30, 2024 Total debt $ 2,779 Trailing twelve months net income $ 111 Debt to net income ratio 25.0x Reconciliation of net leverage ratio: (In millions USD) September 30, 2024 Net debt $ 2,231 Trailing twelve months adjusted EBITDA(2) $ 757 Net leverage ratio(2) 2.9x (1) Includes finance leases and other debt of $316 million as of September 30, 2024. (2) See the “Non-GAAP Financial Measures” section for additional information. 20

© GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid: Nine months ended September 30, Year ended Trailing twelve months ended September 30, 2024(In millions USD) 2024 2023 December 31, 2023 Adjusted EBITA(1) $ 339 $ 334 $ 451 $ 456 Less: Cash paid for income taxes (26) (57) (84) (53) Adjusted EBITA, net of income taxes paid(1) $ 313 $ 277 $ 367 $ 403 Return on invested capital: September 30, (In millions USD) 2024 2023 Average Selected assets: Accounts receivable, net $ 1,968 $ 1,661 $ 1,815 Other current assets 443 332 388 Property and equipment, net 1,161 923 1,042 Selected liabilities: Accounts payable (748) (597) (673) Accrued expenses (1,411) (975) (1,193) Other current liabilities (369) (275) (322) Invested capital $ 1,044 $ 1,069 $ 1,057 Trailing twelve months net income to average invested capital 10.5 % Operating return on invested capital(1)(2) 38.1 % GXO Logistics, Inc. Return on invested capital (unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital. 21